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                                                                     EXHIBIT 4.5

                               EXHIBIT 7.2(e)(i)
                               TO AGREEMENT AND
                                PLAN OF MERGER

                        FORM OF DST AFFILIATE AGREEMENT

Gentlemen:

     The undersigned is an officer, director or holder of shares of Common Stock, par value $0.01 per share ("Common Stock"), of DST Systems, Inc., a Delaware corporation ("DST"), which is a party to a merger (the "Merger") of its wholly-owned subsidiary with and into USCS International, Inc., a Delaware corporation ("USCS").

     The undersigned acknowledges that the undersigned may be deemed for some purposes an "affiliate" of DST within the meaning of published rules and regulations of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

     The undersigned represents to, and covenants with DST and USCS that the undersigned will not, during the period beginning on the date that DST gives written notice that consummation of the Merger is reasonably expected to occur within 30 days of the date of such notice, sell, transfer or otherwise dispose of, or reduce any risk relative to, any shares of the capital stock of DST owned by the undersigned until after such time as results covering at least 30 days of operations of DST (including the combined operations of USCS) have been published by DST in the form of a quarterly earnings report, or an annual report on Form 10-K, if such 30-day period includes the end of DST's fiscal year, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations.

     The undersigned acknowledges that he has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of securities.

                         Very truly yours,

                         _______________________________________________
                         [Name]
                         [Address]

[Dated: ________________